Exhibit 99.1

Senomyx Announces Five-Year Discovery and Development

Collaboration with Nestlé SA

LA JOLLA, CA, October 27, 2004 – Senomyx, Inc. (NASDAQ: SNMX) announced today an exclusive five-year discovery and development agreement with Nestlé SA for the discovery and commercialization of novel flavor ingredients in the coffee and coffee whitener fields. This is the second collaboration between Senomyx and Nestlé, the world’s largest food company. The first collaboration, which was entered into in 2002, is focused on the discovery of novel flavors and flavor enhancers in the dehydrated and culinary food, frozen food and wet soup fields. Under the terms of the new agreement, Nestlé has agreed to pay Senomyx discovery and development funding for up to five years based on research progress during the collaborative period. In addition, Senomyx is eligible to receive milestone payments upon achievement of specific product discovery and development goals. The combined total of research funding and milestone payments could exceed $13 million if all milestones are met. Upon commercialization, Senomyx will receive royalty payments based on sales of products containing new flavor ingredients developed under the agreement.

“We are extremely pleased to establish a second collaboration with Nestlé.  We believe this new agreement provides further technical and commercial validation of Senomyx as we continue to build our relationship with Nestlé by expanding into new segments of their business,” stated Kent Snyder, President and Chief Executive Officer of Senomyx. “Our goal is to continue to leverage our discovery and development capabilities by establishing additional collaborations with market leading companies seeking to improve the nutritional profile, reduce costs, or improve other attributes of their products.” added Snyder.

About Senomyx

Senomyx is a leading biotechnology company using proprietary taste receptor-based assays and screening technologies to discover and develop novel flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx has entered into product discovery and development collaborations with four of the world’s leading packaged food and beverage companies: Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA.  Senomyx’s current programs focus on the discovery and development of flavor enhancers and taste modulators in taste areas including savory, sweet and salt.

About Nestlé SA

Nestlé with headquarters in Vevey, Switzerland was founded in 1866 by Henri Nestlé and is today the world’s biggest food and beverage company. Sales in 2003 were over $65 billion. Nestlé employs approximately 253,000 people worldwide and has operations in almost every country in the world. The company’s market leading brands include Carnation, Nesquik, Perrier, Pellegrino, Nescafé, Stouffer’s, Lean Cuisine, Hot Pockets, Buitoni, Maggi, Butterfinger, Crunch, Kit Kat, Dreyers and Häagen Dazs.

Forward-looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding plans for the Company’s taste receptor research, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by Senomyx that any of its plans, projections or future financial, scientific or business objectives will be achieved.  The Company’s actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in Senomyx’s business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavor enhancers, taste modulators and related technologies; whether we will be able to enter into additional collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of its collaborations will result in the discovery and development of novel flavor enhancers or taste modulators, improve the nutritional profile of products incorporating them or otherwise enhance the Company’s market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other biotechnology companies and flavor manufacturers and other risks detailed in Senomyx’s Securities and Exchange Commission filings, including the prospectus filed in connection with our IPO and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Senomyx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contacts:
Financial	Investor Relations
John Poyhonen	Susan Neath
Vice President, Chief Financial and Business Officer	Atkins + Associates
Senomyx, Inc.	858-527-3486
858-646-8302	sneath@irpr.com
john.poyhonen@senomyx.com